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                                                                     EXHIBIT 5.1

                      [LETTERHEAD OF RIORDAN & MCKINZIE]

                                January 6, 1997


                                                                       4-157-013


Data Processing Resources Corporation
4400 MacArthur Boulevard, Suite 600
Newport Beach, California  92660


Ladies and Gentlemen:

          We have acted as counsel to Data Processing Resources Corporation, a California corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the sale in an underwritten public offering of up to 2,280,000 authorized but unissued shares of the Common Stock (the "Common Stock") (which includes 280,000 shares of Common Stock issuable upon exercise of the underwriters' over-allotment option), of the Company (the "Company Shares"), and up to 250,000 shares of Common Stock issued to a selling shareholder (which includes 50,000 shares of Common Stock to be sold by such selling shareholder upon the exercise of the underwriters' over-allotment option) (the "Outstanding Shares"). This opinion is delivered to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act in connection with the Registration Statement on Form S-1 (the "Registration Statement") for the aforementioned sale, filed with the Securities and Exchange Commission (the "Commission") under the 1933 Act (Registration No. 333-18719).

          In rendering the opinion set forth herein, we have made such investigations of fact and law, and examined such documents and instruments, or copies thereof established to our satisfaction to be true and correct copies thereof, as we have deemed necessary under the circumstances.

          Based upon the foregoing and such other examination of law and fact as we have deemed necessary, and in reliance thereon, we are of the opinion that, subject to such proceedings as are now contemplated being duly taken and completed by you prior to the issuance of the Company Shares, the issuance of an appropriate order by the Commission
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                     [LETTERHEAD OF RIORDAN & MCKINZIE]

Data Processing Resources Corporation
January 6, 1997
Page 2

declaring the Registration Statement, as amended, effective, and the compliance with applicable state securities and "blue sky" laws, (i) the Company Shares have been duly authorized and will, upon sale and delivery thereof and receipt by the Company of full payment therefor as set forth in the Underwriting Agreement filed as Exhibit 1 to the Registration Statement, be validly issued, fully paid and nonassessable, and (ii) the Outstanding Shares are duly authorized, validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

                                  Very truly yours,

                                  /s/ RIORDAN & MCKINZIE



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